EXHIBIT 99.1

NEWS FOR IMMEDIATE RELEASE

Contact: Zvi Riterband, CEO

Investor Relations

OWC Pharmaceutical Research Corp.

Phone: +972-72-260-8004

Email: info@owcpharma.com

OWC PHARMACEUTICAL RESEARCH ANNOUNCES INTENTION TO DEREGISTER ITS COMMON STOCK

RAMAT GAN, ISRAEL: March 31, 2020 — OWC Pharmaceutical Research Corp. (OTC QB: OWCP), an early stage medical cannabis research and development company that applies conventional pharmaceutical research protocols and disciplines to the field of medical cannabis with the objective of establishing a leadership position in the research and development of medical cannabis therapies, products and delivery technologies, today announced its intention to deregister its common stock, par value $0.0001, and suspend its reporting obligations under the Securities Exchange Act of 1934, as amended, effective March 31, 2020.

The company stated its belief that the deregistration, and the related suspension of reporting obligations, will serve to immediately reduce operating costs and will allow the Company to focus on protecting stockholder value during the global economic uncertainty in the foreseeable future. In connection with the deregistration, effective immediately following the filing of deregistration forms with the Securities and Exchange Commission, the Company’s common stock will no longer be eligible for quotation on the OTC QB Market.

Except for historical information, the matters discussed in this news release may be considered “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include declarations regarding the current intent, belief or expectations of the Company and its management. Prospective investors are cautioned that any such forward-looking statements, including those regarding the ability to obtain new contracts, future value of the Company’s shares and future profitability involve a number of risks and uncertainties that could materially affect actual results. Such risks and uncertainties are identified in the Company’s reports and registration statements filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2018 and subsequent Forms 10-Q. This press release, and all SEC filings, will be available also at www.owcpharma.com.